EXHIBIT 99.1

[GRAPHIC APPEARS HERE]

PRO-PHARMACEUTICALS NAMES CARL LUEDERS CHIEF FINANCIAL OFFICER

Newton, Mass., February 11, 2005 – Pro-Pharmaceuticals, Inc. (Amex: PRW), a developer of novel carbohydrate compounds that enable the targeted delivery of chemotherapy drugs to cancer cells, today announced that Carl L. Lueders has joined the management team as Chief Financial Officer.

“Carl is a seasoned finance executive with 30 years of experience in both large and small operating company environments,” said David Platt, Ph.D., President and Chief Executive Officer, Pro-Pharmaceuticals. “Carl is a results-oriented professional who will be highly valuable as we continue to develop and execute our strategy to grow the business.”

Mr. Lueders has a broad range of experience in finance, operations, short- and long-term planning, forecasting, performance measurement, SEC reporting, and controls. He was most recently Chief Financial Officer for R.F. Morse & Son, a privately held agri-based company. Previously, he was Interim Chief Executive Officer at Brine, a privately held manufacturer and distributor of sports equipment. Mr. Lueders spent 22 years with publicly held Polaroid in finance and planning roles, including Vice President and Controller, Treasurer and Acting Chief Financial Officer.

Earlier in his career, Mr. Lueders was a Senior Auditor with Arthur Andersen. He is a CPA and received his B.A. in Economics from the University of Massachusetts at Amherst and his M.B.A. from Babson College.

Phase l Clinical Trial

The Company’s Phase l open-label trial was designed for cancer patients with advanced solid tumors that were not amenable to surgery, radiation, or chemotherapy and have a minimum of 12 weeks to live. The objectives of the study are to determine the safety of DAVANAT® as a single agent, and when administered in combination with 5-FU; to determine the pharmacokinetic profile of 5-FU in the presence of DAVANAT; and, to determine the effect of DAVANAT/5-FU on tumor size in patients with measurable disease. The Company is finalizing the Phase l trial that plans to evaluate up to 40 patients. Enrollment closed in January 2005.

Phase ll Clinical Trial

The Company initiated a Phase II clinical trial of DAVANAT combined with 5-FU that plans to evaluate the efficacy and safety of intravenous DAVANAT/5-FU when administered in monthly cycles as a third-line therapy for metastatic colorectal cancer.

About DAVANAT

DAVANATis a proprietary polysaccharide in a CARBOSOMETM formation that enables the targeted delivery of chemotherapy drugs to protein receptors (lectins) that are unique to cancer cells.

Pro-Pharmaceuticals, Inc. – Advancing Drugs Through Glycoscience®

Pro-Pharmaceuticals is a drug development company commercializing a new generation of anti-cancer treatments using carbohydrate compounds to Glyco-Upgrade™ the safety and efficacy of FDA-approved chemotherapy drugs. The Company has been conducting pre-clinical studies for irinotecan, doxorubicin, oxaliplatin, paclitaxel, cyclophosphamide, cisplatin and most recently with AVASTIN™ both in combination with DAVANAT and other polysaccharide compounds. Human colon and breast xenography are being used to optimize formulations and results show that DAVANAT exhibits a broad spectrum of activity with tested drugs. Additional information is available at www.pro-pharmaceuticals.com.

FORWARD LOOKING STATEMENTS: Any statements in this press release about future expectations, plans and prospects for the Company, including without limitation statements containing the words “believes,” “anticipates,” “plans,” “expects,” and similar expressions, constitute forward-looking statements as defined in the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Because of uncertainties and risks facing the Company, many of which are outside of the Company’s control, future events could cause actual results to differ materially from those indicated by such statements. More information about those risks and uncertainties is contained and discussed in the “Management Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s most recent quarterly or annual report and in the Company’s other reports filed with the Securities and Exchange Commission. The forward-looking statements herein represent the Company’s views as of the date of this press release and should not be relied upon to represent the Company’s views as of a subsequent date. While the Company anticipates that subsequent events may cause the Company’s views to change, the Company disclaims any obligation to update such forward-looking statements.

Contact: Pro-Pharmaceuticals, Inc., Anthony D. Squeglia: 617.559.0033; squeglia@pro-pharmaceuticals.com.

DAVANAT and Advancing Drugs Through Glycoscience are registered trademarks of Pro-Pharmaceuticals. Glyco-Upgrade is a trademark of Pro-Pharmaceuticals. CARBOSOME is a trademark of Pro-Pharmaceuticals.

AVASTIN is a trademark of Genentech, Inc.